Exhibit 4.2

INVESTAR HOLDING CORPORATION

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

dated as of March 24, 2017

to the Indenture

dated as of March 24, 2017

SUBORDINATED DEBT SECURITIES

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of March 24, 2017, by and between Investar Holding Corporation, a Louisiana corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have executed and delivered that certain Indenture, dated as of March 24, 2017 (the “Base Indenture” and as supplemented by this First Supplemental Indenture and further supplemented from time to time, the “Indenture”), to provide for the issuance from time to time by the Company of its unsecured subordinated indebtedness to be issued in one or more series as provided in the Indenture;

WHEREAS, the issuance and sale of $18,600,000 in aggregate principal amount of a new series of Securities of the Company designated as its 6.00% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Notes”) have been authorized by resolutions adopted by the Pricing Committee of the Board of Directors of the Company;

WHEREAS, the Company desires to issue and sell $18,600,000 in aggregate principal amount of the Notes as of the date hereof and to establish the terms of the Notes;

WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this First Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE I

SCOPE OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01    Scope. This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and will be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the First Supplemental Indenture, the terms and provisions of the Base Indenture will remain in full force and effect. Notwithstanding the foregoing, this First Supplemental Indenture will only apply to the Notes.

ARTICLE II

DEFINITIONS

Section 2.01    Definitions and Other Provisions of General Application. For all purposes of this First Supplemental Indenture unless otherwise specified herein:

(a)    all terms used in this First Supplemental Indenture which are not otherwise defined herein will have the meanings they are given in the Base Indenture;

(b)    the provisions of general application stated in Sections 1.01 through 1.20 of the Base Indenture will apply to this First Supplemental Indenture, except that the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this First Supplemental Indenture;

(c)    Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions:

“Calculation Agent” has the meaning specified in Section 3.02(d)(iv).

“DTC” means the Depository Trust Company.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Rate Interest Payment Date” has the meaning specified in Section 3.02(d)(i).

“Fixed Rate Period” has the meaning specified in Section 3.02(d)(i).

“Floating Rate Interest Payment Date” has the meaning specified in Section 3.02(d)(ii).

“Floating Rate Period” has the meaning specified in Section 3.02(d)(ii).

“Interest Payment Date” has the meaning specified in Section 3.02(d)(ii).

“Issue Date” means March 24, 2017.

“London Banking Day” means any day on which commercial banks are open for business (including dealing in U.S. dollars) in London.

“Representative Amount” has the meaning specified in the definition of “Three-Month LIBOR.”

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first Floating Rate Interest Payment Date.

“Tax Event” means the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change becomes effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Tier 2 Capital Event” means the Company’s good faith determination that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, in each case, that there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve, as then in effect and applicable, for so long as an Note is outstanding.

“Three-Month LIBOR” means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the display on Bloomberg Page BBAM1 (or any successor or substitute page of such service, or any successor to such service selected by the Company), or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars, as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by the Company and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, Three-Month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, Three-Month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-Month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the Three-Month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first Floating Rate Interest Payment Date, 2.055%. All percentages used in or resulting from any calculation of Three-Month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that Three-Month LIBOR as determined in accordance with this definition is less than zero, Three-Month LIBOR for such interest period will be deemed to be zero.

“1940 Act Event” means the receipt by the Company of an opinion of independent counsel to the effect that there is more than an insubstantial risk that the Company is required, or will be required within 90 days of the date of such opinion, to register as an investment company under the Investment Company Act of 1940, as amended.

(d)    Section 1.1 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by replacing the corresponding defined term in the Base Indenture with the following defined terms:

“Senior Debt” means: (i) the principal and any premium or interest for money borrowed or purchased by the Company (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post petition interest is allowed in such proceedings); (ii) the principal and any premium or interest for money borrowed or purchased by another Person and guaranteed by the Company; (iii) any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement; (iv) any obligations to general and trade creditors; (v) any obligation arising from direct credit substitutes; (vi) any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons or entities for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; in each case, whether outstanding on the date the Indenture becomes effective, or created, assumed or incurred after that date. Senior Debt excludes (a) the Notes, (b) any indebtedness, obligation or liability referred to in clauses (i) through (vii) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is junior to, or ranks equally in right of payment with, the Notes; and (c) the junior subordinated debentures issued to First Community Louisiana Statutory Trust I and any guarantee of the Company in respect of the equity securities or other securities of First Community Louisiana Statutory Trust I. Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in this definition will have the meaning as described in that rule or interpretation.

ARTICLE III

FORM AND TERMS OF THE NOTES

Section 3.01    Form and Dating.

(a)    The Notes will be substantially in the form of Exhibit A attached hereto. The Notes may have a legend or legends or endorsements as may be required to comply with any law or with any rules of any securities exchange or usage. The Notes will be dated the date of their authentication.

(b)    The terms contained in the Notes will constitute, and are hereby expressly made, a part of the Indenture as supplemented by this First Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02    Terms of the Notes. The following terms relating to the Notes are hereby established:

(a)    Title. The Notes will constitute a series of Securities having the title “Investar Holding Corporation 6.00% Fixed-to-Floating Rate Subordinated Notes due 2027” and the CUSIP number 46134L AA3.

(b)    Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, will be Eighteen Million Six Hundred Thousand Dollars ($18,600,000) on the Issue Date. Provided that no Event of Default has occurred and is continuing with respect to the Notes, the Company may, without notice to or the consent of the Holders, create and issue additional Notes having the same terms as, and ranking equally and ratably with, the Notes in all respects and so that such additional Notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes initially issued, provided that such additional Notes are fungible for U.S. federal income tax purposes with the Notes.

(c)    Person to Whom Interest is Payable. Interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name the Notes are registered for such interest at the close of business on the 15th day of the month immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice of which will be given to Holders of Notes and the Trustee not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Base Indenture.

(d)    Interest.

(i)    The Notes will bear interest at a fixed rate of 6.00% per annum from and including March 24, 2017 to, but excluding, March 30, 2022 (the “Fixed Rate Period”). Interest accrued on the Notes during the Fixed Rate Period will be payable semi-annually in arrears on March 30 and September 30 of each year, commencing on September 30, 2017 (each such date a “Fixed Rate Interest Payment Date”).

(ii)    The Notes will bear a floating interest rate from and including March 30, 2022 to the Maturity Date or Redemption Date (the “Floating Rate Period”). The floating interest rate will be reset quarterly, and the interest rate for any Floating Rate Period will be equal to Three-Month LIBOR plus 3.945%. During the Floating Rate Period, interest on the Notes will be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year commencing on June 30, 2022 through the Maturity Date or Redemption Date (each such date, a “Floating Rate Interest Payment Date”, together with a Fixed Rate Interest Payment Date, an “Interest Payment Date”).

(iii)    The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months up to, but excluding March 30, 2022, and, the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days actually elapsed. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be paid on the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day (notwithstanding Section 1.13 of the Base Indenture). Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

(iv)    The Company agrees that for so long as any of the Notes are outstanding there will at all times be an agent appointed to calculate Three-Month LIBOR in respect of each Floating Rate Period (the “Calculation Agent”). The calculation of Three-Month LIBOR for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent will have all the rights, protections and indemnities afforded to the Trustee under the Base Indenture and hereunder. The Company appoints Wilmington Trust, National Association, as Calculation Agent for the purposes of determining Three-Month LIBOR for each Floating Interest Period, and Wilmington Trust, National Association accepts the appointment. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent, which does not control or is not controlled by or under common control with the Company or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices.

(e)    Place of Payment of Principal and Interest. So long as the Notes will be issued in global form, the Company will make, or cause the Paying Agent to make, all payments of principal and interest on the Notes in immediately available funds to the Depository or its nominee, in accordance with applicable procedures of the Depository.

(f)    Redemption. The Company may, at its option, redeem the Notes, in whole or in part, on any Interest Payment Date on or after March 30, 2022. The Company may also, at its option, redeem the Notes before the Stated Maturity Date, in whole, but not in part, at any time, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (the “Redemption Price”) to but excluding, the date of redemption (the “Redemption Date”), No redemption of the Notes by the Company prior to the Stated Maturity Date will be made without the prior approval of the Federal Reserve if such prior approval is or will be required at the scheduled Redemption Date. The provisions of Article XI of the Base Indenture and Section 3.02(f) of the First Supplemental Indenture will apply to the redemption of any Notes by the Company. If less than the then outstanding principal amount of this Note is redeemed, (i) a new note will be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption will be effected on a pro rata basis as to the Holders of the Notes subject to adjustments in the discretion of Company to ensure the unredeemed portion of this Note remains in an authorized denomination hereunder. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Note held by every Holder will be redeemed; provided however that the Company may round the portion to be redeemed of this Note up or down so that the unredeemed amount remains an authorized denomination hereunder with written notice provided to the Trustee, without any impact on the pro rata amount to be redeemed from other holders of Notes. The Notes are not subject to redemption or prepayment at the option of the Holders.

(g)    Sinking Fund. There will be no sinking fund for the Notes.

(h)    Denomination. The Notes and any beneficial interest in the Notes will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(i)    Currency of the Notes. The Notes will be denominated, and payment of principal and interest of the Notes will be payable in, the currency of the United States of America.

(j)    Acceleration. Neither the Trustee nor the Holders of the Notes will have the right to accelerate the maturity of the Notes unless there is an Event of Default specified under clause (4) or (5) of Section 5.01 of the Base Indenture. If an Event of Default specified in clause (4) or (5) of Section 5.01 of the Base Indenture occurs, then the principal amount of all of the outstanding Notes, including any accrued and unpaid interest on the Notes, will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes in accordance with the provisions of Section 5.02 of the Base Indenture.

(k)    Stated Maturity. The principal of the Notes will be payable on March 30, 2027, subject to acceleration as provided under the Indenture.

(l)    Registered Form. The Notes will be issuable as registered global Securities, and the Depository for the Notes will be DTC or any successor Depository appointed by the Company within 90 days of the termination of services of DTC (or any successor to DTC). Sections 3.04 and 3.07 of the Base Indenture will apply to the Notes.

(m)    Acceleration of Maturity, Rescission and Annulment. Section 5.02 of the Base Indenture will apply to the Notes, except that the first paragraph thereof will be substituted with the following:

“If an Event of Default specified in clause (4) or (5) of Section 5.01 occurs, the principal amount of all the Notes, together with accrued and unpaid interest, if any, thereon, will automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. The Maturity of the Notes will not otherwise be accelerated as a result of an Event of Default.”

(n)    Ranking. The Notes will rank junior to and will be subordinated to all Senior Debt of the Company, whether existing as of the date of this First Supplemental Indenture, or hereafter issued or incurred. The Notes will rank equally among themselves and with all of the Company’s other subordinated unsecured indebtedness that, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such obligations are not superior in right of payment to the Notes or to other indebtedness ranking equally with, or is not subordinate to, the Notes; provided that the Notes will rank senior to Company’s obligations relating to the junior subordinated debentures issued to First Community (LA) Statutory Trust I and any guarantee of the Company in respect of the equity securities or other securities of First Community (LA) Statutory Trust I.

(o)    No Collateral. The Notes will not be entitled to the benefit of any security interest in, or collateralization by, any rights, property or interest of the Company.

(p)    Additional Terms. Other terms applicable to the Notes are as otherwise provided for in the Base Indenture, as supplemented by this First Supplemental Indenture.

ARTICLE IV

SUPPLEMENTAL INDENTURES

Section 4.01    Supplemental Indentures. The following paragraph will be added to the end of Section 9.02 of the Base Indenture and will only apply to the Notes:

“Not in limitation of the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to conform the terms of the Indenture and the Notes to the description of the Notes in the prospectus supplement dated March 24, 2017 relating to the offering of the Notes.”

ARTICLE V

MISCELLANEOUS

Section 5.01    Trust Indenture Act. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and will, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this First Supplemental Indenture, the latter provision will control.

Section 5.02    No Conversion or Exchange Rights. The Notes will not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary of the Company.

Section 5.03    Governing Law. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES.

Section 5.04    Duplicate Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 5.05    Severability. In case any provision in this First Supplemental Indenture or the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 5.06    Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this First Supplemental Indenture will be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 5.07    Effectiveness. The provisions of this First Supplemental Indenture will become effective as of the date hereof.

Section 5.08    Successors. All agreements of the Company in this First Supplemental Indenture will bind its successors. All agreements of the Trustee in this First Supplemental Indenture will bind its successors.

Section 5.09    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, will be had against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor Person; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the Notes.

Section 5.10    Trustee’s Disclaimer. The recitals contained herein will be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

INVESTAR HOLDING CORPORATION

By:	/s/ John J. D’Angelo
Name: John J. D’Angelo
Title: President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

See attached.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR DEBT (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

GLOBAL NOTE

[IF A GLOBAL SECURITY, INSERT—THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

[IF APPLICABLE, INSERT—UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

INVESTAR HOLDING CORPORATION

6.00% Fixed-to-Floating Rate Subordinated Notes due 2027

No. 2017-001	$[ ]

CUSIP No.: 46134L AA3	ISIN: US46134LAA35

Investar Holding Corporation, a Louisiana corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referenced), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [            ] Million United States Dollars ($[            ],000.00) (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on March 30, 2027 (the “Stated Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from, and including, March 24, 2017, to, but excluding, March 30, 2022, unless redeemed prior to such date, at a rate of 6.00% per annum, semi-annually in arrears on March 30 and September 30 of each year, commencing September 30, 2017 (each such date, a “Fixed Rate Interest Payment Date,” with the period from, and including, March 24, 2017 to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”) and (ii) from, and including, March 30, 2022 to, but excluding, the Stated Maturity Date, unless redeemed subsequent to March 30, 2022, but prior to the Stated Maturity Date, at a rate equal to Three-Month LIBOR, reset quarterly, plus 3.945%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year through the Stated Maturity Date or earlier redemption date (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates,” with the period from, and including, March 30, 2022 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months up to, but excluding March 30, 2022, and, the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days actually elapsed. In the event that any scheduled Interest Payment Date for this Note falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be paid on the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day. All percentages used in or resulting from any calculation of Three-Month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

Any principal and any such installment of interest, which is overdue will bear interest at the applicable rate set forth in the previous paragraph (to the extent that the payment of such interest will be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest will be payable on demand.

Interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name the Notes are registered for such interest at the close of business on the 15th day of the month immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice of which will be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

[If a Global Security, insert—Payment of the principal of and interest on this Note will be made by transfer of immediately available funds to a bank account designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

[If a Definitive Security, insert—Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Place of Payment, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company through the Paying Agent by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses will appear in the Security Register or by transfer to an account maintained by the payee with a bank in the United States (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]

Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Date:                     .

INVESTAR HOLDING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

REVERSE OF NOTE

INVESTAR HOLDING CORPORATION

6.00% Fixed-to-Floating Rate Subordinated Notes due 2027

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “6.00% Fixed-to-Floating Rate Subordinated Notes due 2027” (the “Notes”) initially issued in an aggregate principal amount of $[            ],000 on March 24, 2017. Such Notes have been established pursuant to, and is one of an indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to the Indenture, dated as of March 24, 2017 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of March 24, 2017 (the “First Supplemental Indenture,” and the Base Indenture as supplemented and amended by the First Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note will govern to the extent that such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act.

The Notes are intended to be treated as tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes will occur and be continuing, the principal and interest owed on the Notes will only become due and payable in accordance with the terms and conditions set forth in Article V of the Base Indenture and Sections 3.02(j) and 3.02(m) of the First Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event that the Company fails to pay interest on any of the Notes, or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (the “Redemption Price”) to but excluding, the date of redemption (the “Redemption Date”), on any Interest Payment Date on or after March 30, 2022. The Company may also, at its option, redeem the Notes before the Stated Maturity Date, in whole, but not in part, at any time, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event. No redemption of the Notes by the Company prior to the Stated Maturity Date will be made without the prior approval of the Federal Reserve if such prior approval is or will be required at the scheduled Redemption Date. The provisions of Article XI of the Base Indenture and Section 3.02(f) of the First Supplemental Indenture will apply to the redemption of any Notes by the Company.

The Notes are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any other equity securities, other securities or other assets of the Company or any Subsidiary of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes of all affected series (voting as one class), on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Notes of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note will not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder will have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding will have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee will not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and will have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing will not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture will, without the consent of the Holder, alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed, except for Section 1.15 of the Base Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

[If a Global Security, insert—This Note or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Note will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

This Note is subordinated in right of payment to Senior Debt, to the extent provided in the Indenture.

Obligations of the Company under the Indenture and the Notes thereunder, including this Note, are payable only out of cash flow and assets of the Company. Each Holder of a Note by its acceptance hereof, will be deemed to have agreed in the Indenture that no director, officer, employee, or shareholder, as such, of the Company, the Trustee, or any Affiliate of any of the foregoing entities will have any personal liability in respect of the obligations of the Company under the Indenture or such Notes by reason of his, her or its status.

The Indenture contains provisions that relieve the Company from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Company with certain conditions set forth in the Indenture.

This Note will be governed by and construed in accordance with the laws of the State of New York.

All capitalized terms used in this Note and not defined herein that are defined in the Indenture will have the meanings assigned to them in the Indenture. To the extent that any capitalized term used in this Note and defined herein is also defined in the Indenture but conflicts with the definition provided in the Indenture, the definition of the capitalized term in this Note will control.

ASSIGNMENT FORM

To assign the within Note, fill in the form below: I or we assign and transfer the within Note to:

(Insert assignee’s legal name)

(Insert assignee’s social security or Tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the Trustee as agent to transfer this Note on the books of Investar Holding Corporation. The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[            ],000. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized or signatory of Trustee